Exhibit 10.14

Purchase Contract for Dietary Goods

Purchaser: Shandong Spring Pharmaceutical Industrial Limited Company (the “Party A”)

Seller: Shandong YCT Group Limited Liability Company (the “Party B”)

Based on the negotiation between Party A and Party B, this contract (the “Contract”) is made for mutual compliance.

I.	Name, Category, Specification, Quality of Goods

a.	Name, Category, Specification, Unit Price

Name	Category	Units of Measurement	Unit Price	Notes
Magnetic Pillow	1×1	Set	45.00
Ginkgo Tea	1×40	Box	11.00
Salvia Ginkgo Tea	1×30	Box	8.00
Ganoderma Capsules	1×80	Box	32.00
Protein Extract Capsules	1×80	Box	32.00
Wolfberry Extract Capsules	1×120	Box	23.00
Bitter Capsules	1×8 Box	Box	23.00
Huoli Calcium	1×60 pills/bottle	Box	14.00
Cactus Aloe Vera Pills	1×200	Box	23.00
Spirulina Pills	1×200	Box	21.00
b.	The Quality of Goods shall be based on the National Standard.

II.	Quantity of Goods, Units of Measurement, and Methods of Measurement

a.	Amount of Supplement

Party A shall determine the amount of supplement according to Party B’s sales situation

b.	Units of Measurement, Methods of Measurement

Using Party B’s packing (Box or Bottle) as Units.

III.	Packing Standard and Wrapper of Goods

Packing shall be non-pollution, non-damage, and easy for transferring. The wrapper shall be three corrugated boxes.

IV.	Delivery and Transportation of Goods

a.	Delivery Method: Party A shall go to Party B’s warehouse to pick up goods. The delivery amount should be mutually confirmed and signed by people in Both Party A and people in Party B.

b.	Transportation Method: Trucking

V.	Supplement: Party B shall guarantee the supplement for Party A. Party B shall not be out of stock.

VI.	Price and Payment

a.	The price of goods shall be the price negotiated by Parties.

b.	Payment: The supplement specialist shall collect the total amount of delivery, and confirm the amount with sales department. If the number is correct, then the money shall be paid off in one time.

VII.	Time and Method for Challenging Goods

a.	If Party A, at the time of delivery, finds that the category, module, specification or qualify is unqualified, then Party A shall not accept goods.

b.	If Party A causes damage to packing or other problems during transportation, then Party A shall not challenge it.

VIII.	Remedies

a.
Party A shall give Party B the plan of purchase one month in advance. Party B shall follow the plan of purchase to arrange production of goods and guarantee the supplement. If Party B does not deliver goods in time, then Party A shall pay 3% of the money that Party B should have paid as liquidated damage.

b.	If any client of Party A complains about defects created during the process of manufacturing goods, then Party B shall take over all fees caused herein.

IX.	Force Majeure

If either of Party A or Party B cannot perform Contract because of a force majeure, then the party who cannot perform shall notify the other Party of the non-performance and the reason for the non-performance, to reduce the possible loss to the other party. After the Party who cannot perform gets the situation proved by relevant departments, Parties may allow delay for performance, partial performance or non-performance. Moreover, Parties may excuse liabilities for breach of the Contract partially or wholly, depending on situations.

X.	Others

Parties shall pay liquidated damages, compensation and other economic damages off within 10 days after determination of liabilities. Otherwise, the payment of damages shall be regarded as an overdue payment. Any Party shall not offset any damage by suspending either the delivery or the payment unilaterally.

If Parties have any dispute over the contract, then Parties shall resolve the dispute through coordination. If the coordination fails, then either Party can apply arbitration towards the arbitration committee, or file a lawsuit.

The effective date of the contract is March 1st, 2015. The Contract is valid for 2 years. During the time of the Contract, Party A and Party B shall not modify or cancel the Contract. Parties shall mutually negotiate about things not contained in the Contract, and make supplements to the Contract. Supplements to the Contract shall have the same effect as the Contract. The original of the contract has two copies, each of Party A and Party B has one copy.

Purchaser:                                                                                           Buyer:

By Tinghe Yan                                                                            By Weirong Wu

Date: 2/26/2015